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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 13, 2000

                 AmeriCredit Automobile Receivables Trust 2000-B
             (Exact Name of Registrant as specified in its charter)

        UNITED STATES                 333-36365                 88-0459933
(State or Other Jurisdiction  (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                   Identification Number)

                            c/o AmeriCredit Financial
                                 Services, Inc.
                           Attention: Daniel E. Berce
                          801 Cherry Street, Suite 3900
                              Fort Worth, TX 76102
                              (Address of Principal
                                Executive Office)

                                 (817) 302-7000
                            Registrant's phone number

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Item 5.           Other Events

         Information relating to distributions to Noteholders for the September 2000 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Floating Rate Asset Backed Notes, and Class A-4 Floating Rate Asset Backed Notes (collectively, the "Notes") issued by the Registrant. The performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period. Both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of May 22, 2000 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Bank One, N.A., as Backup Servicer and Trust Collateral Agent (the "Agreement").

 .

Item 7.           Financial Statements, Exhibits

         EXHIBIT NO.         EXHIBIT

         99.1 Preliminary Servicer's Certificate and Servicer's Certificate for the September 2000 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 2000-B

By:  AmeriCredit Financial Services, Inc., as Servicer

/s/      Daniel E. Berce
         Daniel E. Berce
         Vice Chairman and

         Chief Financial Officer



October 13, 2000

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                                  EXHIBIT INDEX

EXHIBIT

99.1 Preliminary Servicer's Certificate and Servicer's Certificate for the September 2000 Collection Period relating to the Notes issued by the Registrant.